EXHIBIT 4.5

                AS AMENDED THROUGH JUNE 11, 1997

                     CUC INTERNATIONAL INC.

                1992 BONUS AND SALARY REPLACEMENT

                        STOCK OPTION PLAN


1.   PURPOSES OF THE PLAN.   This stock option plan (the "Plan")
     is designed to give key employees, consultants, advisors and vendors of CUC International Inc., a Delaware corporation (the "Company"), and its present and future Subsidiaries, as defined in Paragraph 15, the opportunity to receive stock option grants in lieu of certain salary increases and all or a portion of their respective bonuses or fees and to offer an additional inducement in obtaining the services of such individuals. No grant hereunder shall be made to any director, nor to any employee who the Company determines is an "officer" within the meaning of Section 16 of the 1934 Act, as hereinafter defined. The Plan provides for the grant of only "non-qualified stock options" governed by
     Section 83 of the Internal Revenue Code of 1986, as amended
     (the "Code").

2.   STOCK SUBJECT TO THE PLAN.   Options may be granted under
     the Plan to purchase in the aggregate not more than Seventeen Million Four Hundred Six Thousand Two Hundred Fifty (17,406,250) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 12, any shares subject to an option which for any reason expires, is canceled or is terminated unexercised as to such shares shall again become available for option under the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee (the "Committee") consisting of not less than two members of the Board of Directors, each of whom shall be a Non-Employee Director of the Company within the meaning of Rule 16b-3 or its successors under the 1934 Act. A majority of the members shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options; the times when they shall receive them; the number of shares to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; the date each installment shall become exercisable and the term of each installment; to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price; the form of payment upon exercise; to require that the individual remain employed in some capacity with the Company or its Subsidiaries for a period of time from and after the date the option is granted to him; the amount necessary to satisfy the Company's withholding obligation; to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; to construe the respective option agreements and the Plan; to make all other determinations necessary or advisable for administering the Plan; and, with the consent of the optionee, to cancel or modify an option, provided such option as modified does not violate the terms of the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

     No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4.   ELIGIBILITY.   The Committee may, consistent with the
     purpose of the Plan, grant options from time to time, within 10 years from the date of adoption of the Plan by the Board of Directors, to key employees, consultants, advisors, or vendors of the Company or any of its Subsidiaries and covering such number of shares of Common Stock as it may determine. No consultant, advisor, or vendor of the Company shall be eligible to receive option grants unless bona fide services shall be rendered by such consultant, advisor, or vendor and such services are not in connection with the offer of sale of securities in a capital raising transaction.

5.   EXERCISE PRICE.   The exercise price of the shares of Common
     Stock under each option shall be determined by the Committee, but in no event shall such purchase price be less than 100% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the closing sale price of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if the Common Stock is quoted on the NASDAQ National Market System, the closing sale price of the Common Stock on such day, or (ii) if the Common Stock is not quoted on the NASDAQ National Market System, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or
     (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by National Quotation Bureau, Incorporated; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

6.   TERM OF OPTION.   The term of each option granted pursuant
     to the Plan shall be such term as is established by the Committee, in its sole discretion, at the time such option is granted. Options shall be subject to earlier termination as hereinafter provided.

7.   EXERCISE OF OPTION.   An option (or any part or installment
     thereof) shall be exercised by giving written notice to the Company at its principal office (at present 707 Summer Street, Stamford, Connecticut 06901), specifying the number of shares as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price thereof (or the amount due on exercise if the Stock Option Contract permits installment payments) (i) in cash or by certified check, or (ii) any other method which the Committee may approve.

     The Company shall have the right to deduct and withhold from any cash otherwise payable to an optionee, or require that an optionee make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold Federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option.

     Certificates representing the shares purchased shall be issued as promptly as practicable, provided that the Company may postpone issuing certificates for such shares for such time as the Company, in its sole discretion, may deem necessary or desirable in order to enable it to comply with any requirements of the 1933 Act or the 1934 Act, as hereinafter defined, the listing requirements of any securities exchange on which the Company's Common Stock may now or hereafter be listed, or any applicable laws of any jurisdiction relating to the authorization, issuance or sale of securities. With respect to persons subject to Section 16 of the 1934 Act, the Company reserves the right to defer distribution of share certificates issuable upon exercise of an option by such person until at least six months have elapsed from the date of grant of the option. The holder of an option shall not have the rights of a stockholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan.

8.   TERMINATION OF EMPLOYMENT OR ENGAGEMENT.   Any optionee
     whose employment or engagement with the Company (and its Subsidiaries) has terminated for any reason other than death or permanent and total disability (as defined in Section 22(e) (3) of the Code) may exercise his option at the time or times provided in the Stock Option Contract and no such termination shall cause any forfeiture of such option.

     Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ or engagement of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the individual's employment or engagement at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

9.   DEATH OR DISABILITY OF AN OPTIONEE.   If an optionee dies
     while he is employed or engaged by the Company or any of its Subsidiaries or within three months after the termination of employment or engagement, or if the optionee's employment or engagement has terminated by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), options granted under this Plan shall become immediately exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option.

10.  STOCK OPTION CONTRACTS.   Each option shall be evidenced by
     an appropriate Stock Option Contract, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which may provide, among other things, that in the event of the exercise of such option, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the 1933 Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the 1933 Act.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CHANGE OF CONTROL. Notwithstanding and other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to each outstanding option and the exercise prices shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

     In the event of a "change in control," as hereinafter defined, options granted under this Plan shall become immediately exercisable. A "change in control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company shall be merger or consolidated with another corporation and as a result of such merger or consolidation less than 60% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or (iv) a person within the meaning of Section 3(a)(9) or of Section 13 (d) (3) (as in effect on the date hereof) of the 1934 Act, shall acquire 40% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d) (1) (i) (as in effect on the date hereof) pursuant to the 1934 Act.

12. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on January 20, 1992. No options may be granted under the Plan after December 31, 2001. The Board of Directors, without approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to conform to any change in applicable law or to regulations or rulings of administrative agencies. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

13. TRANSFERABILITY OF OPTIONS. Options granted under the Plan shall be transferable by the optionee only pursuant to the following methods: by will or the laws of descent and distribution; pursuant to a domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; or as a gift to family members of the optionee, trusts for the benefit of family members of the optionee or charities or other not-for-profit organizations. Except to the extent provided in this Paragraph and Paragraph 9, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), shall not be subject to execution, attachment or similar process, and may be exercised during the lifetime of the holder thereof only by such holder.

14.  SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN
     CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 15) or assume the prior options of such Constituent Corporation.

15.  DEFINITIONS.

          (a) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section
          425(f) of the Code.

          (b) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 425(e) of the Code.

          (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company or any of its Subsidiaries in a transaction to which Section 425(a) of the Code applies, or any Parent or any Subsidiary of such corporation.

          (d)  1933 Act.  The term "1933 Act" shall mean the
          Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

          (e)  1934 Act.  The term "1934 Act" shall mean the
          Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

16. STOCKHOLDERS' APPROVAL. The Company has determined that stockholder approval is not required in order to grant options under this Plan. In the event that, in the future, the Company determines that stockholder approval is required in order to grant options under this Plan and thereafter seeks such approval, if such approval is declined by the stockholders, then any options granted hereunder may be rescinded in Company's discretion. In such event, the optionee shall be entitled to receive the amount of the salary increase and/or bonus such optionee would have been entitled to receive if such options were not granted, plus interest, which shall be calculated at a rate of six percent per annum.

17. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

18. COMPLIANCE WITH RULE 16b-3. With respect to optionees subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.